UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2016

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

435 Devon Park Drive, Suite 100, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2016, the Company entered into a credit agreement providing the Company up to an aggregate of $250,000 in cash, secured by the Company’s inventory. The Company, and its wholly owned subsidiary Sonomed, Inc., entered into an Inventory Advance Agreement as of December 29, 2016 (the "Agreement"), with CDS Business Services, Inc., doing business as Newtek Business Credit ("Newtek"). Newtek may in its discretion make loans against the Company’s Eligible Inventory in an aggregate amount outstanding at any time up to the lesser of (i) fifty percent (50%) of the Inventory Value or (ii) the Inventory Advance Limit, as those terms are defined in the Agreement, which is currently $250,000.

If, at any time and for any reason, the aggregate amount of the outstanding advances under the Agreement exceeds the Inventory Advance Limit or percentage limitation contained in the preceding sentence, then Company must, upon demand by Newtek, immediately pay to Newtek, in cash, the amount of such excess, or at Newtek’s option Newtek may charge such excess against any reserves held by Newtek.

Newtek will maintain reserves against Company’s availability for advances and may maintain reserves against the Company’s accounts and/or ineligible inventory as well, or maintain a cash collateral deposit account, as NewTek in its discretion deems appropriate. Newtek may also increase such reserves or reduce its advance percentages based on eligible inventory without declaring an event of default and without prior notice, if it determines, in its discretion, that such increase in reserves or reduction is necessary, including, without limitation, to protect its interest in the collateral and/or against diminution in the value of any collateral, and/or to insure the prospect of payment or performance by Company of its obligations to Newtek are not impaired.

Interest will accrue on the daily balance at the per annum rate of 5.00% above the Prime Rate (currently 3.75%), but not less than 5.0%. The current annual interest rate is 8.75% as of December 29, 2016. The Company’s obligations will, at the option of Newtek, (i) from and after the occurrence of an event of default, or (ii) if the Company’s obligations are not paid in full by the termination date, bear interest at the per annum rate of 10.00% above the prime rate. All interest payable by under the financing documents will be computed on the basis of a 360 day year for the actual number of days elapsed on the daily balance.

The Company is obligated to pay to Newtek a closing fee equal to 1.00% of the Advance Limit. Upon any renewal of the Agreement, an annual fee will be due from Company equal to 1.00% of the Advance Limit. In consideration of monitoring, ledgering and other administrative functions undertaken by Newtek in connection with the Company’s inventory, and the merchant processor, Company is obligated pay Newtek a monthly collateral monitoring fee calculated by multiplying (i) seventy basis points (0.70%) (except during the existence of an Event of Default at which time it shall be 1%) by (ii) the amount of the average daily balances during the calendar month preceding the month for which the calculation is made.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which are attached to this Form 8-K current report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Form 8-K current report is hereby incorporated by reference into this Item 2.03 with respect to the terms of the Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Exhibit Description

10.1 Inventory Advance Agreement dated as of December 29, 2016 between the Company and CDS Business Services, Inc., doing business as Newtek Business Credit

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

January 5, 2016	By:	Richard DePiano Jr

Name: Richard DePiano Jr
Title: CEO

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Exhibit Index

Exhibit No.	Description

10.1	Inventory Advance Agreement dated as of December 29, 2016 between the Company and CDS Business Services, Inc., doing business as Newtek Business Credit